Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of Citizens & Northern Corporation (the “Corporation”) on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to each of the undersigned’s best knowledge and belief:

(a) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

February 24, 2012	By: /s/ Charles H. Updegraff, Jr.
Date	President and Chief Executive Officer

February 24, 2012	By: /s/ Mark A. Hughes
Date	Treasurer and Chief Financial Officer